Exhibit 99.2

November 1, 2011

Hudson Highland Group 2011 Third Quarter Shareholder Letter

For the third quarter of 2011, Hudson’s diversified portfolio of key practices and markets delivered growth in both reported and constant currency. All regions contributed even as market conditions weakened toward the end of the quarter.  Our consolidated revenue and gross margin increased 22 percent and 24 percent respectively on a reported basis from the prior year quarter, which translates to 14 percent and 15 percent on a constant currency basis. Both temporary contracting and permanent recruitment gross margin drove this growth, improving 25 percent and 13 percent respectively in constant currency.  Our Legal and RPO (recruitment process outsourcing) businesses contributed over half of our gross margin growth, improving the gross margin percentage to 37.9 percent.  This was a 50 basis point improvement compared with the prior year quarter in constant currency and includes a 150 basis point improvement in our temporary contracting margin.

Hudson Americas delivered another strong quarter, with gross margin growth of 47 percent.  We continued to benefit from the strong position of Hudson’s Legal practice in the marketplace and growth in RPO. Hudson Europe delivered 10 percent gross margin growth in constant currency, despite increased caution throughout the banking sector.  Hudson ANZ produced 13 percent gross margin growth in constant currency, and was our largest EBITDA contributor this quarter, with a solid improvement in leverage compared with prior year.  Our business in China delivered a 35 percent increase compared with the prior year period, which helped drive Hudson Asia up 5 percent in constant currency, despite slower hiring in the banking and IT sectors in Singapore.

The company delivered $7.4 million EBITDA in the third quarter, or 3 percent of revenue, and net income of $3.4 million.  This compares with EBITDA of $1.2 million and a net loss of $1.9 million in the same period last year. The company used $6.8 million in cash flow from operations in the third quarter due to slower collections from some larger clients and an additional temporary contractor payroll period in one of our markets.  We ended the third quarter with $72.2 million in liquidity, including $22.5 million in cash and $49.7 million in available borrowings.

On our second quarter conference call, we announced four key initiatives to migrate our business to the more strategic professional services required by our clients for their talent needs. We believe our third quarter results underscore both the ability of our company to serve our clients well and the increasing importance of delivering value-added services, particularly in challenging economic times.  We have communicated our key initiatives throughout the organization, and we have begun the deployment process in all regions.  We have also recently announced a more streamlined organizational structure and a focus on implementation of our key initiatives, which we expect will provide our clients and ourselves with a better ability to compete for talent even as the economic outlook becomes increasingly uncertain.

Regional Highlights

Europe

In the third quarter of 2011, Hudson Europe’s gross margin increased 10 percent in constant currency compared with the prior year period with good contributions from both the U.K. and continental Europe. The year-over-year growth rate is consistent with the second quarter, although market conditions weakened noticeably toward the end of the quarter.  Temporary contracting improved 29 percent while permanent recruitment increased 2 percent, both in constant currency. The strong temporary contracting growth was driven largely by growth in our cross-border Legal practice in the U.K. Permanent recruitment growth was more muted and may remain so.

Hudson Europe produced adjusted EBITDA of $3.9 million compared with $1.0 million in the prior year period.

Hudson Europe	Q3 2011	Q3 2010
(in thousands)
Gross margin	$38,129	$32,647
SG&A	34,236	31,687
Adjusted EBITDA	3,893	960
Reorganization Cost	-	-
Non-operating expense, including Corporate Allocations	1,873	3,088
EBITDA	2,020	(2,128)

Australia and New Zealand

Hudson ANZ generated a constant currency gross margin increase of 13 percent in the third quarter. This year-over-year growth reflected continued strength in permanent recruitment, which increased 22 percent from the prior year period, while temporary contracting improved 15 percent, both in constant currency. Business was strong across our practices with particular strength in the natural resource sector in Australia and throughout our diversified portfolio in New Zealand. In temporary contracting, the overall mix of business improved by moving away from lower-margin practices, increasing the temporary gross margin by 110 basis points.

Adjusted EBITDA was $5.4 million compared with $2.8 million in the prior year period. The overall profitability improvement was driven from revenue producing headcount added over the last twelve months and a better business mix.

Hudson ANZ	Q3 2011	Q3 2010
(in thousands)
Gross margin	$31,439	$24,259
SG&A	26,084	21,450
Adjusted EBITDA	5,355	2,809
Reorganization Cost	-	-
Non-operating expense, including Corporate Allocations	1,421	1,433
EBITDA	3,934	1,376

Asia

Hudson Asia generated a gross margin increase of 5 percent in constant currency in the third quarter. China was the growth driver, increasing 35 percent from the prior year period in constant currency. This increase was primarily due to hiring activity in our Industrial and Legal practices, with a strong contribution from our RPO business as well. Our RPO offering gives our clients the right level of support to find the talent needed to build their businesses in an important market such as China. Our businesses in Singapore and Hong Kong were down compared with prior year, largely due to weaker demand in banking and IT.

Adjusted EBITDA was $1.7 million, or 16.8 percent of revenue, similar to the prior quarter and the prior year period.

Hudson Asia	Q3 2011	Q3 2010
(in thousands)
Gross margin	$9,762	$8,774
SG&A	8,046	7,127
Adjusted EBITDA	1,716	1,647
Reorganization Cost	-	-
Non-operating expense, including Corporate Allocations	427	478
EBITDA	1,289	1,169

Americas

Hudson Americas’ gross margin increased 47 percent compared with the prior year period, driven by 33 percent growth in temporary contracting and more than 100 percent growth in permanent recruitment. Improvements were driven by our Legal practice, which reported 38 percent higher average contractors on billing compared with prior year and about the same level as the prior quarter.  The strong gross margin improvement was driven by a better mix of strategic solutions for clients and a higher temporary contracting gross margin percentage.  The RPO business more than doubled compared with prior year due to client wins, and the IT practice grew 15 percent, with growth in both temporary contracting and permanent placement.

Temporary contracting gross margin percentage grew 190 basis points compared with the prior year, driven primarily by higher margins in Legal.

Adjusted EBITDA was $2.0 million, representing a $1.8 million improvement from the prior year period.

Hudson Americas	Q3 2011	Q3 2010
(in thousands)
Gross margin	$13,662	$9,311
SG&A	11,706	9,145
Adjusted EBITDA	1,956	166
Reorganization Cost	-	41
Non-operating expense, includingCorporate Allocations	497	(407)
EBITDA	1,459	532

Corporate

Corporate expense in the third quarter before allocations to the regions was $5.2 million, up $0.3 million compared with prior year and down $0.2 million on a sequential basis. The expense increase was attributable to compensation related to performance and severance.

Liquidity and Capital Resources

The company ended the third quarter of 2011 with $72.2 million in liquidity, consisting of $22.5 million in cash and $49.7 million in availability under its credit facilities.  The company used $6.8 million in cash flow from operations during the quarter and reduced its outstanding borrowings from $10.1 million at the end of the second quarter to $6.6 million at the end of the third quarter.

Guidance

The company currently expects fourth quarter 2011 revenue of $225 - $240 million and EBITDA of $6 - $9 million at prevailing exchange rates. This compares with revenue of $219.1 million and EBITDA of $3.6 million in the fourth quarter of 2010.

Safe Harbor Statement

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions’ that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; risks related to fluctuations in the company’s operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time; competition in the company’s markets; risks associated with the company’s investment strategy; risks related to international operations, including foreign currency fluctuations; the company’s dependence on key management personnel; the company’s ability to attract and retain highly skilled professionals; risks in collecting the company’s accounts receivable; the company’s history of negative cash flows and operating losses may continue; restrictions on the company’s operating flexibility due to the terms of its credit facilities; the company’s ability to refinance its existing AUD 17 million finance agreement with the Commonwealth Bank of Australia prior to the December 5, 2011 termination date of the existing agreement; implementation of the company’s cost reduction initiatives effectively; the company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to our dependence on uninterrupted service to clients; the company’s exposure to employment-related claims from both clients and employers and limits on related insurance coverage; volatility of the company’s stock price; the impact of government regulations; and restrictions imposed by blocking arrangements. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Financial Tables Follow

HUDSON HIGHLAND GROUP, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For The Three Months Ended September 30, 2011	Hudson Europe	Hudson ANZ	Hudson Americas	Hudson Asia	Corporate	Total
Revenue, from external customers	$96,753	$90,437	$47,691	$10,200	$-	$245,081
Gross margin, from external customers	$38,129	$31,439	$13,662	$9,762	$-	$92,992
Business reorganization and integration expenses (recovery)	$-	$-	$-	$-	$-	$-
Non-operating expense (income), including corporate administration charges	1,873	1,421	497	427	(3,980)	238
EBITDA (Loss) (1)	$2,020	$3,934	$1,459	$1,289	$(1,253)	$7,449
Depreciation and amortization expenses						1,537
Interest expense (income), net						328
Provision for (benefit from) income taxes						2,202
Loss (income) from discontinued operations, net of taxes						-
Net income (loss)						$3,382

For The Three Months Ended September 30, 2010	Hudson Europe	Hudson ANZ	Hudson Americas	Hudson Asia	Corporate	Total
Revenue, from external customers	$80,503	$72,974	$37,839	$9,078	$-	$200,394
Gross margin, from external customers	$32,647	$24,259	$9,311	$8,774	$-	$74,991
Business reorganization and integration expenses (recovery)	$-	$-	$41	$-	$-	$41
Non-operating expense (income), including corporate administration charges	3,088	1,433	(407)	478	(5,776)	(1,184)
EBITDA (Loss) (1)	$(2,128)	$1,376	$532	$1,169	$244	$1,193
Depreciation and amortization expenses						1,981
Interest expense (income), net						497
Provision for (benefit from) income taxes						599
Loss (income) from discontinued operations, net of taxes						14
Net income (loss)						$(1,898)

For the Three Months Ended December 31, 2010	Hudson Europe	Hudson ANZ	Hudson Americas	Hudson Asia	Corporate	Total
Revenue, from external customers	$90,616	$74,338	$44,268	$9,839	$-	$219,061
Gross margin, from external customers	$37,468	$25,231	$10,775	$9,450	$-	$82,924
Business reorganization and integration expenses (recovery)	$865	$102	$21	$-	$-	$988
Non-operating expense (income), including corporate administration charges	1,337	886	(1,298)	243	(2,979)	(1,811)
EBITDA (Loss) (1)	$314	$1,254	$2,386	$1,523	$(1,921)	$3,556
Depreciation and amortization expenses						1,730
Interest expense (income), net						306
Provision for (benefit from) income taxes						116
Loss (income) from discontinued operations, net of taxes						212
Net income (loss)						$1,191

For the Three Months Ended June 30, 2011	Hudson Europe	Hudson ANZ	Hudson Americas	Hudson Asia	Corporate	Total
Revenue, from external customers	$100,191	$86,143	$50,912	$10,132	$-	$247,378
Gross margin, from external customers	$42,228	$30,534	$13,021	$9,684	$-	$95,467
Business reorganization and integration expenses (recovery)	$396	$-	$-	$-	$-	$396
Non-operating expense (income), including corporate administration charges	2,390	1,375	678	920	(5,358)	5
EBITDA (Loss) (1)	$2,735	$3,037	$1,160	$773	$(44)	$7,661
Depreciation and amortization expenses						1,636
Interest expense (income), net						375
Provision for (benefit from) income taxes						1,426
Loss (income) from discontinued operations, net of taxes						-
Net income (loss)						$4,224

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) are presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON HIGHLAND GROUP, INC.
Reconciliation For Constant Currency
(in thousands)
(unaudited)

The company operates on a global basis, with the majority of our gross margin generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect our results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period.

Changes in revenue, direct costs, gross margin, and selling, general and administrative expenses include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends.

The company believes that these calculations are a useful measure, indicating the actual change in operations. Earnings from subsidiaries are rarely repatriated to the United States, and there are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings and not the company’s economic condition.

	For The Three Months Ended September 30,
	2011	2010
			Currency	Constant
	As reported	As reported	translation	currency
Revenue:
Hudson Europe	$96,753	$80,503	$4,031	$84,534
Hudson ANZ	90,437	72,974	10,854	83,828
Hudson Americas	47,691	37,839	15	37,854
Hudson Asia	10,200	9,078	552	9,630
Total	245,081	200,394	15,452	215,846

Direct costs:
Hudson Europe	58,624	47,856	2,144	50,000
Hudson ANZ	58,998	48,715	7,374	56,089
Hudson Americas	34,029	28,528	-	28,528
Hudson Asia	438	304	24	328
Total	152,089	125,403	9,542	134,945

Gross margin:
Hudson Europe	38,129	32,647	1,887	34,534
Hudson ANZ	31,439	24,259	3,480	27,739
Hudson Americas	13,662	9,311	15	9,326
Hudson Asia	9,762	8,774	528	9,302
Total	$92,992	$74,991	$5,910	$80,901

Selling, general and administrative (a):
Hudson Europe	$34,630	$32,473	$2,000	$34,473
Hudson ANZ	26,759	22,083	3,463	25,546
Hudson Americas	11,970	9,572	18	9,590
Hudson Asia	8,114	7,224	455	7,679
Corporate	5,369	5,007	2	5,009
Total	$86,842	$76,359	$5,938	$82,297

(a) Selling, general and administrative expenses include depreciation and amortization expenses and insurance recovery.